Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com

Huron Amends and Extends Senior Secured Credit Facility
CHICAGO - July 31, 2025 - Global professional services firm Huron (NASDAQ: HURN) today announced the successful refinancing and expansion of its senior secured credit facility.
Among other items, the amended and restated credit facility:
•Extends the maturity date from November 2027 to July 2030
•Increases borrowing capacity to $1.1 billion, consisting of a $700 million Revolving Credit Facility and $400 million Term Loan A
•Improves pricing and flexibility to enable Huron’s balanced approach to capital deployment in support of its refreshed strategy and financial goals
“With our commitment to delivering shareholder value, we are focused on investing organically and executing our balanced capital deployment strategy to achieve our medium-term financial goals,” said John D. Kelly, chief financial officer of Huron. “This amended and restated credit facility further strengthens our balance sheet and provides the flexibility to execute on our capital deployment priorities: returning capital to shareholders while maintaining our target leverage ratio and completing programmatic tuck-in acquisitions.”
“We’re pleased with the successful extension, expansion, and repricing of our senior secured credit facility and the strong backing from our lenders, which resulted in oversubscribed demand. The support from Bank of America, JPMorgan Chase Bank, N.A. and PNC Bank, National Association, as well as our full syndicate of lenders, reflects their continued confidence in Huron, our financial strength, and our strategic direction,” added Kelly.
Additional details regarding the amended credit facility will be included in Huron’s forthcoming Current Report on Form 8-K to be filed with the Securities and Exchange Commission. The Form 8-K will be available on Huron’s website at http://ir.huronconsultinggroup.com when filed.
ABOUT HURON
Huron is a global professional services firm that collaborates with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses and their people to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
Statements in this press release that are not historical in nature, including those concerning the company's current expectations about its future results, are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as "may," "should," "expects," "provides," "anticipates," "assumes," "can," "will," "meets," "could," "likely," "intends," "might," "predicts," "seeks," "would," "believes," "estimates," "plans," "continues," "goals," "guidance," or "outlook," or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results,

Exhibit 99.1
levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn or volatility in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under "Item 1A. Risk Factors" in Huron's Annual Report on Form 10-K for the year ended December 31, 2024 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.